050101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20100935413-38 Filing Date and Time 12/17/2010 3:44 PM Entity Number C19857-2004

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

HGI - St. Jo, LLC

Check box if a Series Limited-Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Sean T. Higgins, Esq.
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City		Zip Code
3960 Howard Hughes Parkway, 9th Floor	Las Vegas	Nevada	89169

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual): ______

4. Management: (required)

Company shall be managed by: ☒ Manager(s) **OR** ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

	Name	Street Address	City	State	Zip Code
1)	David Ross	3440 West Russell Road	Las Vegas	NV	89118
2)	Ferenc Szony	3440 West Russell Road	Las Vegas	NV	89118
3)					

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

Name: Ellen Schulhofer

X *Ellen Schulhofer* — Organizer Signature

Address	City	State	Zip Code
100 North City Parkway, Suite 1600	Las Vegas	NV	89106-4614

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X *Sean T. Higgins* — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 12/17/10

This form must be accompanied by appropriate fees. SEE ATTACHMENT

ATTACHMENT TO
ARTICLES OF ORGANIZATION
OF
HGI - ST. JO, LLC

The Articles of Organization of HGI - St. Jo, LLC (the "Company") consist of the articles set forth on the preceding page and the additional articles set forth on this attachment as follows:

8. Effective Date of Existence of Resulting Entity.

These Articles of Organization are being filed as a result of the conversion of HGI – St. Jo, Inc., a Nevada corporation, into the Company pursuant to Articles of Conversion filed concurrently herewith. Pursuant to NRS 92A.240, the effective date of such conversion will be, and the existence of the Company as the resulting entity in the conversion will begin on December 31, 2010.

9. Payment of Expenses.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Company in these Articles of Organization, the Company's operating agreement or any other agreement, the expenses of any member and any manager incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding arising by reason of the fact that such member or manager is or was a member or manager of the Company, must be paid by the Company, or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company as permitted by the laws of the State of Nevada, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of such member or manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that such member or manager is not entitled to be indemnified by the Company.

Any repeal or modification of this Article 9 approved by the members of the Company shall be prospective only. In the event of any conflict between this Article 9 and any other article of the Company's Articles of Organization, the terms and provisions of Article 9 shall control.